Exhibit 3.1.1

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER	: 0131025
	EFFECTIVE DATE	: 07/02/2001
	JURISDICTION	: GEORGIA
	REFERENCE	: 0156
	PRINT DATE	: 07/10/2001
	FORM NUMBER	: 311

STEVEN H. LANG

225 PEACHTREE STREET, NE

SUITE 2100

ATLANTA, GA 30303

CERTIFICATE OF INCORPORATION

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

OWNERTEL, INC.

A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Cathy Cox
Cathy Cox
Secretary of State

STATE OF GEORGIA

ARTICLES OF INCORPORATION

OF OWNERTEL, INC.

ARTICLE I

NAME

The name of this corporation is OwnerTel, Inc. (the “Corporation”)

ARTICLE II

REGISTERED AGENT AND OFFICE

Its registered office in the State of Georgia is to be located at 2870 Peachtree Road, #176, Atlanta, GA 30305, Fulton County. The registered agent in charge thereof is Will Head.

ARTICLE III

PURPOSES AND POWERS

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporations Code (the “GBCC”).

ARTICLE IV

CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

Section 4.01. Authorized Shares. The Corporation shall have authority to issue two classes of shares to be designated respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Hundred Ten Million (110,000,000) shares of which One Hundred Million (100,000,000) shares shall be Common Stock and Ten Million (10,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $.001, and each share of Preferred Stock shall have a par value of $.001.

The Preferred Stock authorized by the Certificate of Incorporation may be issued from time to time in one or more series, each of which shall have such designation(s) or title(s) as may be fixed by the board of directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix or alter the dividend rates, conversion rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, voting rights and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The rights, powers, preferences, limitations and restrictions, if any, accompanying such shares of Preferred Stock shall be set forth by resolution of the Board of Directors providing for the issue thereof prior to the issuance of any shares thereof, in accordance with the applicable provision of the GBCC. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

Section 4.02. Preemptive Rights. Unless otherwise determined by the Board of Directors, no holder of shares of capital stock of the Corporation shall, as such holder, shall have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by this Certificate of Incorporation as originally filed or by any amendment thereof, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor unless otherwise determined by the Board of Directors in the manner provided under the GBCC, shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

Section 4.03. Voting. In the exercise of voting privileges, each holder of shares of the capital stock of the Corporation entitled to voting rights shall be entitled to one vote for each share held in his/her name on the books of the Corporation. In all elections of Directors (as defined below) of the Corporation, cumulative voting is expressly prohibited. As such, each holder of shares of capital stock of the Corporation entitled to vote at the election of Directors shall have the right to vote, in person or by proxy, all or any portion of such shares for or against each individual Director to be elected and shall not be entitled to vote for or against any one Director more than the aggregate number of shares held by such holder which are entitled to vote on the election of Directors. With respect to any action to be taken by the holders of capital stock of the Corporation (the “Shareholders”) as to any matter, the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the Shareholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action. Any action required by the GBCC to be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon.

ARTICLE V

DIRECTORS

Section 5.01. Board of Directors. The Board of Directors shall consist of one or more members (the “Directors”) who need not be residents of the State of Georgia or Shareholders of the Corporation. The number of Directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation (the “Bylaws”) and the GBCC.

Section 5.02. Names and Addresses. The names and addresses of the persons who are to serve as Directors until the next meeting of Shareholders or until their successors are elected and qualified, or until their earlier death, resignation, or removal are as follows:

Will Head

#176

2870 Peachtree Road

Atlanta, GA 30305

Section 5.03. Limitations on Liability of Directors. No Director of the Corporation shall be personally liable to the Corporation or its Shareholders for monetary damages for an act or omission in the Director’s capacity as a Director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director to the extent a Director is found liable for (a) a breach of the Director’s duty of loyalty to the Corporation or its Shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director’s office, or (d) an act or omission for which the liability of the Director is expressly provided by an applicable statute.

If the GBCC or other applicable provision of Georgia law hereafter is amended to authorize further elimination or limitation of Directors, then the liability of a Director of the Corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the GBCC or other applicable provision of Georgia law as amended. Any repeal or modification of this Section 5.03 by the Shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI

SPECIAL POWERS OF BOARD OF DIRECTORS

In furtherance of, and not in limitation of the powers and authorities conferred under the GBCC, the Board of Directors is expressly authorized:

(a)         To make, alter, amend and rescind the Bylaws of the Corporation; to fix, adjust and maintain from time to time the amount to be reserved as working capital; and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

(b)         From time to time, to determine whether and to what extent and at what times and places and under what conditions and provisions the accounts and books of the Corporation shall be maintained and made available for inspection of any Shareholder, and no Shareholder shall have any right to inspect any account or books or records of the Corporation, except as provided by GBCC, or authorized by the Board of Directors.

ARTICLE VII

ADDITIONAL POWERS IN BYLAWS

The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and to those expressly conferred upon them by the GBCC.

ARTICLE VIII

TRANSACTIONS WITH DIRECTORS, OFFICERS AND SHAREHOLDERS

The Officers, Directors and Shareholders holding ten percent or more of the outstanding capital stock of the Corporation (“Insiders”) may enter into business transactions with the Corporation in which they are personally interested without such transaction being affected or invalidated solely because of such personal interest; provided, however, that nothing contained herein shall relieve any Insider from liability for breach of the fiduciary duties of an Insider or authorize any Insider to enter into any transaction with the Corporation in which such Insider has a material interest for the purpose of personal gain to the detriment of the Corporation.

ARTICLE IX

INDEMNIFCATION

Section 9.01. Mandatory Indemnification and Advancement of Expenses. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (“Proceeding”), by reason of the fact that he/she is or was a Director or officer of the corporation, or who, while a Director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the GBCC against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his/her good faith and belief that he/she has met the standard of conduct necessary for indemnification under the GBCC and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements.

Section 9.02. Nature of Indemnification. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.03. Insurance. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnity him/her against such liability under the provisions of this Article IX or the GBCC.

ARTICLE X

AMENDMENT OF BYLAWS

The Shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Such power shall be vested exclusively in the Board of Directors and shall not be exercised by the Shareholders.

ARTICLE XI

POWER TO CALL SPECIAL SHAREHOLDERS’ MEETINGS

Special meetings of the Shareholders of the Corporation may be called by the Chairman of the Board of Directors, the President of the Corporation, the Board of Directors or holders of not less than ten percent of all the shares entitled to vote at the proposed special meeting of the Shareholders.

ARTICLE XII

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the GBCC or this Certificate of Incorporation, and all rights conferred on Shareholders herein are granted subject to this reservation.

ARTICLE XIII

INCORPORATOR

The name and mailing address of the incorporator is as follows:

Name:	Steven H. Lang
Mailing Address:	Suite 2100
225 Peachtree Street, NE
Atlanta, GA 30303

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Georgia, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 2nd day of July, 2001.

/s/ Steven H. Lang
Steven H. Lang
Incorporator

Control No. 0131025

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

AMENDMENT

NAME CHANGE

I, Karen C Handel, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

OWNERTEL, INC.

a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State on 12/19/2007 changing its name to

FICAAR, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/ certificate of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on December 19, 2007

/s/ Karen C Handel
Karen C Handel
Secretary of State

Control No: 0131025
Date Filed: 12/19/2007 12:00 AM
Karen C Handel
Secretary of State

Office Of The Secretary Of State
Corporations Division

Articles Of Amendment
Of
Articles Of Incorporation

Article One

The Name Of The Corporation Is:

Ownertel, Inc.

Article Two

The Corporation Hereby Adopts The Following Amendment To Change The Name Of The Corporation.

The New Name Of The Corporation Is:

Ficaar, Inc.

Article Three

The Amendment Was Duly Adopted By The Following Method (choose one box only):

☐	The amendment was adopted by the incorporators prior to the issuance of shares.
☒	The amendment was adopted by a sufficient vote of the shareholders.
☒	The amendment was adopted by the board of directors without shareholder action as shareholder action was not required.

Article Four

The Date Of The Adoption Of The Amendment Was:

December 14, 2007

Article Five

The Undersigned Does Hereby Certify That A Notice To Publish The Filing Of Articles Of Amendment To Change The Corporation’s Name Along With The Publication Fee Of $40.00 Has Been Forwarded To The Legal Organ Of The County Of The Registered Office As Required By O.C.G.A. §14-2-1006.1

IN WITNESS WHEREOF, the undersigned has executed these Articles Of Amendment

On	December 14, 2007	/s/ Ernest Bonner, Jr.
	(Date)	(Signature And Capacity in which signing)
Dr. Ernest Bonner, Jr., CFO

CD 100	State of Georgia
Expedite Name Change 1 Page(s)

Control No. 0131025

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

AMENDMENT

I, Brian P. Kemp, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

FICAAR, INC.

a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State on 12/17/2010 and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/certificate of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on December 17, 2010

/s/ Brian P. Kemp
Brian P. Kemp
Secretary of State

Control No: 0131025
Date Filed: 12/17/2010 08:00 AM
Brian P. Kemp
Secretary of State

ARTICLES OF AMENDMENT

OF

FICAAR, INC

To the Secretary of State

State of Georgia

Pursuant to the provisions of the Georgia Business Corporation Code, the corporation hereinafter named (the "corporation") does hereby adopt the following Articles of Amendment.

1. The name of the corporation is Ficaar, Inc.

2. Articles I, the first paragraph of Section 4.01 of Article IV and Section 5.02 of Article V of the Articles of Incorporation of the corporation is [are] hereby amended so as henceforth to read as follows:

"ARTICLE I

NAME

The name of the corporation is Ficaar, Inc, (the Corporation)"

"ARTICLE IV

CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

Section 4.01. Authorized Shares. The Corporation shall have the authority to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Two Hundred Ten Million (210,000,000) shares of which Two Hundred Million (200,000,000) shares shall be Common Stock and Ten Million (10,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $.001, and each share of Preferred Stock shall have a par value of $.001."

"ARTICLE V

DIRECTORS

Section 5.01. Names and Addresses. The names and addresses of the persons who are to serve as Directors until the next meeting of the Shareholders or until their successors are elected and qualified, or until their earlier death, resignation, or removal are as follows:

State of Georgia
Expedite Amend/Restate 2 Page(s)

Jason Draizin

50 South Pointe Drive

Apartment 1506

Miami Beach, FL 33139"

3.  The amendments herein provided for were duly recommended by the Board of Directors of the corporation to the shareholders of the corporation on December 7, 2010.

4.  The amendments herein provided for were duly approved by the shareholders of the corporation on December 7, 2010 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

4.  The effective time and date of these Articles of Amendment shall be at 5:00 pm on December 8, 2010.

Executed on December 8, 2010

/s/ Jason Draizin
Name: Jason Draizin
Title: Chief Executive Officer